Exhibit 10.1

FIRST AMENDMENT TO
EMPLOYMENT AGREEMENT

This First Amendment (“Amendment”) to the Employment Agreement entered into by and between Vertiv Corporation and Stephen Hen I Liang with effective date of January 1, 2022 ("Agreement") is made by and between Vertiv Corporation, an Ohio corporation with an office located at 1050 Dearborn Drive, Columbus, OH 43085 ("Vertiv") and Stephen Hen I Liang (“Liang”) and is effective as of August 5, 2022 (“Effective Date”).

Vertiv and Liang desire to amend the existing Agreement between them to account for certain changes to Liang’s base salary and title.

NOW, THEREFORE, the parties agree as follows:

A.First paragraph of the preamble of the Agreement is hereby deleted and replaced with the following:

“The letter confirms your employment with Vertiv Corporation as Chief Technology Officer and Executive Vice President, Infrastructure and Solutions. The terms and conditions of your employment relationship with Vertiv (Hong Kong) Holdings Limited are generally not addressed in this letter, except as otherwise noted.”

B.Section 2, first paragraph, of the Agreement is hereby deleted and replaced with the following:

“Your base salary is USD $630,000 per annum, payable on 12 months basis, subject to applicable withholding as provided in Section 13.”

C.Except as herein modified or amended, the terms and conditions in the Agreement shall remain unchanged and are in full force and effect. The Agreement, together with this Amendment, embodies the entire agreement and understanding of the parties hereto, and supersedes all prior or contemporaneous written or oral communications or agreements between Vertiv and Liang, regarding the subject matter hereof. The Agreement may only be amended by a signed, written agreement between Vertiv and Liang.

D.This Amendment may be executed in two counterparts each of which shall be an original and together which shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized representatives.

Vertiv Corporation                    Stephen Hen I Liang

By:    /s/ Rob Johnson              /s/ Stephen Hen I Liang
Rob Johnson, Chief Executive Officer
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